Exhibit 99.1

News Release
For Immediate Release

DUNE ENERGY, INC. ENTERS INTO AGREEMENT TO BE ACQUIRED BY EOS PETRO, INC.

Houston, Texas, September 18, 2014—Dune Energy, Inc. (OTCBB:DUNR) (“Dune” or the “Company”) has entered into a definitive agreement with Eos Petro, Inc. (OTCBB:EOPT) (“Eos”) whereby Eos will acquire all of the outstanding shares of the Company for $0.30 per share in cash pursuant to an Agreement and Plan of Merger dated September 17, 2014.

Under the terms of the agreement, Eos, through a merger subsidiary, will commence a tender offer no later than October 9, 2014 for all outstanding common stock of the Company for $0.30 per share in cash (the “Tender Offer”). The Tender Offer will expire on the 20th business day following and including the commencement date, unless extended in accordance with the terms of the agreement and the applicable rules and regulations of the Securities and Exchange Commission. Following the completion of the Tender Offer, the parties will complete a second-step merger in which any remaining shares of the Company will be converted into the right to receive the same price per share paid in the Tender Offer (the “Merger”). Eos will negotiate with the management team at Dune to have them become a part of Eos’ management team and expects James Watt to become the President and Chief Executive Officer of Eos at the closing of the Merger.

The announcement follows a comprehensive review undertaken by the Company’s Board of Directors to maximize stockholder value. The Company’s Board of Directors unanimously approved the agreement and unanimously recommends that the Company’s stockholders tender their shares in the Tender Offer.

“The Board considered a range of potential alternatives, including continuing to operate as an independent entity, the returns and dilution associated with issuing additional equity in a public or private offering, the possibility of certain asset sales, and a sale to or combination with a public or private merger partner,” said Robert Schmitz, non-executive Chairman of the Company’s Board. “After an exhaustive evaluation, our Board of Directors unanimously concluded that this transaction with Eos is in the best interests of our stockholders.”

Commenting on the transaction, Nikolas Konstant, current Chief Financial Officer and Chairman of the Board of Directors of Eos, said, “We believe Dune’s high-quality assets and its outstanding management team will be a positive addition to our asset portfolio and we look forward to working with the Company.  We are excited at the possibility of having James Watt on board as our new President and CEO, as well as a member of Eos’ Board of Directors, and believe that the rest of his management team will add significant value.”

The closing of the Tender Offer is subject to certain conditions including the tender of a number of Dune shares that represent at least a majority of the total number of Dune’s outstanding shares, and other customary conditions. There is no financing condition to the obligations to consummate the transaction.

In connection with the transaction, Perella Weinberg Partners served as financial advisors to the Company. Haynes and Boone, LLP served as the Company’s legal counsel. Global Hunter Securities LLC served as financial advisors to Eos, and Baker Hostetler LLP served as its legal counsel.

The Company

Dune Energy, Inc. is an independent energy company based in Houston, Texas. The Company is engaged in the exploration, development, acquisition and exploitation of crude oil and natural gas properties, with interests along the Louisiana and Texas Gulf Coast.  Additional information on the Company is available at the Company’s website at www.duneenergy.com.

Eos Petro, Inc.

Eos Petro, Inc. is a U.S. listed company that is in the business of acquiring, exploring and developing oil and gas-related assets, both domestically and internationally. Eos’ current, active properties are located in the Illinois Basin.

Important Information for Investors and Security Holders

A tender offer for the outstanding shares of the Company referred to in this press release has not yet commenced. No statement in this press release is an offer to buy or the solicitation of an offer to sell any securities. A solicitation and an offer to buy shares of the Company’s will be made only pursuant to an offer to purchase and related materials that Merger Subsidiary intends to file with the Securities and Exchange Commission (“SEC”). When the Tender Offer is commenced, Eos and Merger Subsidiary will file a Tender Offer Statement on Schedule TO with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer. Investors and stockholders are urged to read the Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 carefully when they become available, as well as other documents filed with the SEC before any decision is made with respect to the Tender Offer, because they will contain important information. The Tender Offer Statement and Solicitation/Recommendation Statement on Schedule 14D-9 (when available) will be sent free of charge to Company stockholders. Free copies of these and other materials (when available) may be obtained by contacting the information agent for the tender offer Okapi Partners, LLC toll-free at (855) 305-0856 or info@okapipartners.com.  In addition, all of these materials (and all other documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and stockholders may also obtain free copies of the respective documents of the Company and Eos that are filed with the SEC from http://www.duneenergy.com and http://www.eos-petro.com.

Forward Looking Statements

Certain statements contained herein constitute forward-looking statements with respect to certain plans and objectives of the Company and Eos with respect to the proposed Tender Offer, Merger and related transactions, including the timing of the completion of the Merger with Merger Subsidiary. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to: the risk that the acquisition of Company and any related Tender Offer and Merger may not be consummated, or may not be consummated in a timely manner. The Company’s and Eos’ businesses, each as a whole, are subject to a number of risks, and to the extent those risks are known to be material, they have been listed and discussed in the Company and Eos’s respective annual report on Form 10-K for the fiscal year ended December 31, 2013, and quarterly and current reports on Form 10-Q and 8-K.  Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct, and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as at the date of this communication. The Company and Eos assume no obligation to update the information contained in this communication (whether as a result of new information, future events or otherwise), except as required by applicable law.

Media/Investor Contacts

For the Company:
Steven J. Craig
Sr. Vice President Investor Relations and Administration
713-229-6300

For Eos:
Michael Briola, Partner
Anubis Partners, LLC
+1 541.482.0919
mbriola@anubispartners.com